EXHIBIT 32.1 – 906 Certification

CERTIFICATION PURSUANT TO 18 U.S.C., SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the quarterly report on Form 10-Q of Hispanica International Delights of America, Inc. (the "Company") for the three months ended August 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Executive Officer (Principal Executive Officer) of the Company, hereby certifies pursuant to 18 U.S.C. Section1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2.     The information contained in the Report fairly presents in all material respects the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: October 14, 2014	/s/ Fernando Oswaldo Leonzo
Fernando Oswaldo Leonzo Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Hispanica International Delights of America, Inc., and will be retained by Hispanica International Delights of America, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.